Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-108835, 333-166788, 333-217884, 333-224819 and 333-238163) and Form S-3 (No. 333-224830) of CNO Financial Group, Inc. of our report dated February 24, 2021 relating to the consolidated financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana
February 24, 2021